Exhibit 10.1

REVOLVING CREDIT AGREEMENT

between

CESCA THERAPEUTICS INC.

“Borrower”

and

BOYALIFE INVESTMENT FUND II, INC.

“Lender”

i

Exhibit 10.1

REVOLVING CREDIT AGREEMENT

THIS AGREEMENT (this “Agreement”), dated as of March 6, 2017 (the “Effective Date”), is made between CESCA THERAPEUTICS INC., a Delaware corporation (“Borrower”), and BOYALIFE INVESTMENT FUND II, INC., an Illinois corporation (“Lender”).

W I T N E S S E T H :

In consideration of the premises and of the mutual covenants herein contained and to induce Lender to extend credit to Borrower, the parties agree as follows:

1.     Definitions. Capitalized terms that are not otherwise defined herein shall have the meanings set forth in Exhibit hereto.

2.     The Revolving Loan.

2.1.     Revolving Loan Credit Facility. Lender agrees, on the terms and conditions set forth in this Agreement, to make Advances, in the amount of $500,000.00 per Advance, during the Revolving Credit Period (the “Revolving Loan”) up to $5,000,000.00 (the “Maximum Loan Amount”), provided that Borrower has satisfied the conditions set forth in Section 3 hereof. On the date hereof and subject to Section 3.1 hereof, Lender shall make an initial Advance to Borrower equal to $1,500,000.00 (the “Initial Advance”). Within the foregoing limitations, and subject to the other terms and conditions set forth in this Agreement, Borrower may borrow, prepay and reborrow Advances at any time during the Revolving Credit Period.

2.2.     Revolving Note. The Revolving Loan shall be evidenced by a Convertible Promissory Note in the face amount of the Maximum Loan Amount in the form set forth as Exhibit 2 hereto (the “Revolving Note”) and shall be payable in accordance with the terms of the Revolving Note and this Agreement. Interest shall accrue at the Default Rate on the outstanding balance of the Revolving Loan as set forth in the Revolving Note, except that no interest shall accrue on any portion of the outstanding principal amount that constitutes Knobbe Principal.

2.3.     Advances.

(a)     Except with respect to the Initial Advance, Borrower shall submit to Lender a signed written request for an Advance in substantially the form attached hereto as Exhibit 3, which request shall be delivered to Lender no later than 12:00 noon (Pacific Standard Time) on the date that is three (3) Business Days prior to the date of the requested Advance, and shall provide such other information as Lender may require (each, an “Advance Request”). Each such Advance shall be in the amount of $500,000.00. If Borrower has satisfied the conditions set forth in Section 3 hereof, then Lender shall make such an Advance available to Borrower by check or wire transfer (at the option of Lender) of immediately available funds at Lender’s address referred to in Section 9.3 hereof. Lender’s acceptance of an Advance Request shall be evidenced by its making the Advance requested.

(b)     Borrower may use the proceeds of any Advance for general corporate purposes, which may include satisfying outstanding Knobbe Fees, provided that, in the event Borrower intends to use the proceeds of an Advance to satisfy outstanding Knobbe Fees, Borrower shall first provide to Lender documentation of such Knobbe Fees and Lender shall agree in writing as to the amount of any such Advance that will be used as payment for Knobbe Fees. In the event Lender purchases the Device Business from Borrower, Lender will refund to Borrower the aggregate amount of any Knobbe Fees satisfied from the proceeds of an Advance.

(c)     Notwithstanding the foregoing, Lender may, in its sole and absolute discretion, make or permit to remain outstanding Advances under the Revolving Loan in excess of the original principal amount of the Revolving Note, and all such amounts shall (i) be part of the Indebtedness evidenced by the Revolving Note, (ii) bear interest as provided herein, (iii) be payable upon demand by Lender, and (iv) be entitled to all rights and security as provided under the Loan Documents.

2.4.     Repayment of Loan.

(a)     Revolving Note. The Revolving Note shall provide that the principal amount payable under the Revolving Loan shall be due and payable on the Termination Date, except as otherwise set forth herein, and that interest payable under the Revolving Loan shall be due and payable annually on December 31st of each year.

(b)     Payments. Borrower shall make each payment of principal of and interest on the Revolving Loan and fees hereunder not later than 12:00 noon (Pacific Standard Time) on the date when due, without set off, counterclaim or other deduction, in immediately available funds to Lender at its address referred to in Section 9.3 hereof. Whenever any payment of principal of, or interest on, the Revolving Loan shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(c)     Repayment of Over-Borrowing. To the extent that the aggregate amount of all Advances exceeds the Maximum Loan Amount, the amount of such excess will be paid immediately to Lender upon Lender’s demand.

(d)     Optional Conversion. On the Termination Date (but not prior to), the outstanding principal amount of the Revolving Loan and all accrued but unpaid interest thereon may be converted, at the option of Lender, into shares of common stock of Borrower in accordance with Section 4 of the Revolving Note in lieu of repayment hereunder.

2.5.     Overdue Amounts. Any payments not made as and when due shall bear interest from the date due until paid at the Default Rate, in Lender’s discretion.

2.6.    Statement of Account. If Lender provides Borrower with a statement of account on a periodic basis, such statement will be presumed complete and accurate and will be definitive and binding on Borrower, unless objected to with specificity by Borrower in writing within ten (10) Business Days after receipt.

3.     Conditions Precedent to Borrowing. Prior to funding any Advance, the following conditions shall have been satisfied, in the sole opinion of Lender and its counsel:

3.1.     Conditions Precedent to Initial Advance. In addition to any other requirement set forth in this Agreement, Lender will not make the Initial Advance under the Revolving Loan unless and until the following conditions shall have been satisfied:

(a)     Loan Documents. Borrower and each other party to any Loan Document, as applicable, shall have executed and delivered this Agreement, the Revolving Note, and all other required Loan Documents, all in form and substance satisfactory to Lender.

(b)     Additional Documents. Borrower shall have delivered to Lender all additional opinions, documents, certificates and other assurances that Lender or its counsel may require.

3.2.     Conditions Precedent to Each Advance. The following conditions, in addition to any other requirements set forth in this Agreement, shall have been met or performed by the Advance Date with respect to any Advance Request and each Advance Request (whether or not a written Advance Request is required) shall be deemed to be a representation that all such conditions have been satisfied:

(a)     Advance Request. Borrower shall have delivered to Lender an Advance Request and other information, as required under Section 2.3(a) hereof.

(b)     No Default. No Default shall have occurred and be continuing or could occur upon the making of the Advance in question and Borrower shall have delivered to Lender an officer’s certificate to such effect, which may be incorporated in the Advance Request.

(c)     Correctness of Representations. All representations and warranties made by Borrower or otherwise in writing in connection herewith shall be true and correct in all material respects with the same effect as though the representations and warranties had been made on and as of the proposed Advance Date, and Borrower shall have delivered to Lender an officer’s certificate to such effect, which may be incorporated in the Advance Request.

(d)     Limitations Not Exceeded. The proposed Advance shall not cause the outstanding principal balance of the Revolving Loan to exceed the Maximum Loan Amount.

4.     Expenses. Each party will bear its own out-of-pocket fees and expenses relating to the negotiating, documentation, and closing of the Revolving Loan and all documents relating thereto.

5.     Representations and Warranties of Borrower. In order to induce Lender to enter into this Agreement and to make the Revolving Loan provided for herein, Borrower makes the following representations and warranties, all of which shall survive the execution and delivery of the Loan Documents. Unless otherwise specified, such representations and warranties shall be deemed made as of the date hereof and as of the Advance Date of any Advance by Lender to Borrower:

5.1.     Valid Existence and Power. Borrower is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and is duly qualified or licensed to transact business in all places where the failure to be so qualified would have a Material Adverse Effect on it. Borrower has the power to make and perform the Loan Documents executed by it and all such instruments will constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, subject only to bankruptcy and similar laws affecting creditors’ rights generally.

5.2.      Authority. The execution, delivery and performance of the Loan Documents by Borrower have been duly authorized by all necessary action of Borrower, and do not and will not violate any provision of law or regulation, or any writ, order or decree of any court or governmental or regulatory authority or agency or any provision of the governing instruments of Borrower, and do not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of Borrower pursuant to, any law, regulation, instrument or agreement to which Borrower is a party or by which Borrower or its respective properties may be subject, bound or affected.

5.3.     Authorizations. All authorizations, consents, approvals and licenses required under applicable law or regulation for the ownership or operation of the property owned or operated by Borrower or for the conduct of any business in which it is engaged have been duly issued and are in full force and effect, and Borrower is not in default, nor has any event occurred which with the passage of time or the giving of notice, or both, would constitute a default, under any of the terms or provisions of any part thereof, or under any order, decree, ruling, regulation, closing agreement or other decision or instrument of any governmental commission, bureau or other administrative agency or public regulatory body having jurisdiction over Borrower, which default would have a Material Adverse Effect Borrower. Except as noted herein, no approval, consent or authorization of, or filing or registration with, any governmental commission, bureau or other regulatory authority or agency is required with respect to the execution, delivery or performance of any Loan Document.

5.4.      SEC Documents; Financial Statements. Borrower has made available to Lender through the EDGAR system, true and complete copies of Borrower’s most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2016, and all other reports filed by Borrower pursuant to the 1934 Act since the filing of the 10-K and prior to the date hereof (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The SEC Documents are the only filings required of Borrower pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) for such period. Borrower is engaged in all material respects only in the business described in the SEC Documents, and the SEC Documents contain a complete and accurate description in all material respects of the business of Borrower. As of their respective filing dates and except for any restatement, correction, revision, or update described in any subsequently filed SEC Document, the SEC Documents complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The financial statements included in the SEC Documents present fairly, in all material respects, the consolidated financial position of Borrower as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of Borrower included in the SEC Documents filed prior to the date hereof, Borrower has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

6.     Representations and Warranties of Lender. Lender makes the following representations and warranties, all of which shall survive the execution and delivery of the Loan Documents:

6.1.     Valid Existence. Lender is a corporation duly formed, validly existing and in good standing under the laws of the State of Illinois.

6.2.     Authority. Lender has the power to make and perform the Loan Documents executed by it and all such instruments will constitute the legal, valid and binding obligations of Lender, enforceable in accordance with their respective terms, subject only to bankruptcy and similar laws affecting creditors’ rights generally. The execution, delivery and performance of the Loan Documents by Lender have been duly authorized by all necessary action of Lender, and do not and will not violate any provision of law or regulation, or any writ, order or decree of any court or governmental or regulatory authority or agency or any provision of the governing instruments of Lender.

6.3.     Restricted Securities

Lender understands that the Revolving Note and the shares issuable upon conversion of the Revolving Note are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from Borrower in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances. In this connection, Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

6.4.     Accredited Investor.

Lender is an “accredited investor” as that term is defined under the Act.

7.     Further Assurances. Borrower shall provide to Lender such information as may be reasonably requested from time to time concerning the business, properties or financial condition of Borrower, and take such further action and provide to Lender such further assurances as may be reasonably requested to ensure compliance with the intent of this Agreement and the other Loan Documents.

8.      Default.

8.1.     Events of Default. Each of the following shall constitute an Event of Default:

(a)     There shall occur any default by Borrower in the payment of any interest on the Revolving Note when due and such interest remains unpaid for a period of five (5) Business Days following demand for payment thereof by Lender; or

(b)     There shall occur any default by Borrower in the payment, when due, of any principal on the Revolving Note; or

(c)     Borrower shall (A) voluntarily dissolve, liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of Borrower or of all or of a substantial part of its assets, (B) admit in writing its inability to pay its debts as the debts become due, (C) make a general assignment for the benefit of its creditors, (D) commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (E) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (F) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under Bankruptcy Code, or (G) take any corporate action for the purpose of effecting any of the foregoing; or

(d)     An involuntary petition or complaint shall be filed against Borrower seeking bankruptcy relief or reorganization or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Borrower, of all or substantially all of its assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving or ordering any of the foregoing actions.

8.2.     Remedies. If any Default shall occur, Lender may, without notice to Borrower, at its option, withhold further Advances to Borrower. If an Event of Default shall have occurred and be continuing, Lender may at its option declare any or all Indebtedness to be immediately due and payable, terminate its obligation to make Advances to Borrower, bring suit against Borrower to collect the Indebtedness, exercise any remedy available to Lender hereunder or at law and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law. No remedy shall be exclusive of other remedies or impair the right of Lender to exercise any other remedies.

9.     Miscellaneous.

9.1.     No Waiver, Remedies Cumulative. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are in addition to any other remedies provided by law (including remedies at law and equity), any Loan Document or otherwise.

9.2.     Survival of Representations. All representations and warranties made herein shall survive the making of the Revolving Loan hereunder and the delivery of the Revolving Note, and shall continue in full force and effect so long as any Indebtedness is outstanding, there exists any commitment by Lender to Borrower, and until this Agreement is formally terminated in writing.

9.3.     Notices. Any notice or other communication hereunder or under the Loan Documents to any party hereto or thereto shall be by hand delivery, overnight delivery via nationally recognized overnight delivery service, facsimile with receipt confirmed, telegram, telex or registered or certified United States mail and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed, telexed, faxed or three (3) Business Days after having been deposited in the United States mail, postage prepaid, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):

Lender:                  Boyalife Investment Fund II, Inc.

800 Jiefang Road East

Wuxi City, China 214002

Attn: James Xu, General Counsel

Borrower:             Cesca Therapeutics Inc.

2711 Citrus Road

Rancho Cordova, CA 95742

Attn: Vivian Liu

9.4.     Governing Law. This Agreement and the Loan Documents shall be deemed contracts made under the laws of the State of California and shall be governed by and construed in accordance with the laws of said state (excluding its conflict of laws provisions if such provisions would require application of the laws of another jurisdiction).

9.5.     Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Lender, and their respective successors and assigns; provided, that Borrower may not assign any of its rights hereunder without the prior written consent of Lender, and any such assignment made without such consent will be void.

9.6.   Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument, and may be transmitted by fax or electronic mail.

9.7.     Usury. Regardless of any other provision of this Agreement, the Revolving Note or in any other Loan Document, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of the Revolving Note and not to the payment of interest, and (ii) if the Revolving Loan evidenced by the Revolving Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of the Revolving Note or the refunding of excess to be a complete settlement and acquittance thereof.

9.8.     Powers. All powers of attorney granted to Lender are coupled with an interest and are irrevocable.

9.9.     Approvals. If this Agreement calls for the approval or consent of Lender, such approval or consent may be given or withheld in the discretion of Lender unless otherwise specified herein.

9.10.   Waiver of Certain Defenses. All rights of Lender and all obligations of Borrower hereunder shall be absolute and unconditional irrespective of (i) any change in the time, manner or place of payment of, or any other term of, all or any of the Indebtedness, or any other amendment or waiver of or any consent to any departure from any provision of the Loan Documents, (ii) any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Indebtedness, or (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower or any third party, other than payment and performance in full of the Indebtedness.

9.11.   Integration. This Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

[Signatures Page Follows]

Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BOYALIFE INVESTMENT FUND II, INC.

By:	/s/ James Xu
Name: James Xu
Its: General Counsel

CESCA THERAPEUTICS INC.

By:	/s/ Vivian Liu
Name: Vivian Liu
Its: Chief Operating Officer

[Signature Page to Revolving Credit Agreement]

EXHIBIT 1

Definitions

“1934 Act” has the meaning set forth in Section 5.4.

“Advance” means an advance of proceeds of the Revolving Loan to Borrower pursuant to this Agreement.

“Advance Date” means the date on which an Advance is made.

“Advance Request” has the meaning set forth in Section 2.3(a) hereof.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in Sacramento, California are authorized or required by law to be closed.

“Default Rate” means the lowest of (i) 22% per annum and (ii) a rate equal to the highest rate of interest allowed by applicable law.

“Device Business” means the Borrower’s blood and bone marrow processing device business.

“Effective Date” has the meaning set forth in the preamble to this Agreement.

“Event of Default” means any event specified as such in Section 8.1 hereof, provided that there shall have been satisfied any requirement in connection with such event for the giving of notice or the lapse of time, or both; “Default” or “default” means any of such events, whether or not any such requirement for the giving of notice or the lapse of time or the happening of any further condition, event or act shall have been satisfied.

“GAAP” means generally accepted accounting principles as in effect in the United States from time to time.

“Indebtedness” means all obligations now or hereafter owed to Lender by Borrower under the Revolving Loan, the Revolving Note and under this Agreement and any other documents relating to or described in the Revolving Loan, including, without limitation, amounts owed or to be owed under the terms of the Loan Documents, or arising out of the transactions described therein, whether such amounts are now due or hereafter become due, direct or indirect and whether such amounts due are from time to time reduced or entirely extinguished and thereafter re-incurred.

“Initial Advance” has the meaning set forth in the Section 2.1.

“Knobbe Fees” means legal fees and expenses owed from time to time by Borrower to Knobbe, Martens, Olson & Bear, LLP.

“Knobbe Principal” means the outstanding balance from time to time of any Advance or portion of an Advance used by Borrower to satisfy outstanding Knobbe Fees pursuant to the provisions of Section 2.3(b) hereof.

“Lender” has the meaning set forth in the preamble to this Agreement.

“Letter-of-Credit Right” has the meaning set forth in the Code.

“Lien” means any mortgage, pledge, statutory lien or other lien arising by operation of law, security interest, trust arrangement, security deed, financing lease, collateral assignment or other encumbrance, conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of Indebtedness, whether arising by agreement or under any statute or law or otherwise.

“Loan Documents” means this Agreement, the Revolving Note, the Advance Requests, and all other documents and instruments now or hereafter evidencing the Indebtedness contemplated hereby or delivered in connection herewith, as they may be modified, amended, extended, renewed or substituted from time to time.

“Material Adverse Effect” means any (i) material adverse effect upon the validity, performance or enforceability of any of the Loan Documents or any of the transactions contemplated hereby or thereby, (ii) material adverse effect upon the properties, business or condition (financial or otherwise) of Borrower taken as a whole, or (iii) material adverse effect upon the ability of Borrower to fulfill any obligation under any of the Loan Documents.

“Maximum Loan Amount” has the meaning set forth in the Section 2.1.

“Revolving Credit Period” means the period from and including the date of this Agreement to but not including the Termination Date.

“Revolving Loan” has the meaning set forth in the Section 2.1.

“Revolving Note” has the meaning set forth in the Section 2.2.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 5.4.

“Termination Date” means March 6, 2022.

EXHIBIT 2

Form of Revolving Note

THE TRANSFER OF THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF IS SUBJECT TO RESTRICTIONS CONTAINED HEREIN. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAS BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF LENDER THAT IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS THE RESALE OR OTHER DISTRIBUTION THEREOF. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

$5,000,000.00	Date of Issuance: March 6, 2017
Rancho Cordova, California

1.        Principal and Interest. For value received, Cesca Therapeutics Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of Boyalife Investment Fund II, Inc., an Illinois corporation, together with its successors and assigns (the “Lender”), the principal sum of $5,000,000.00, or such lesser amount as may be outstanding from time to time. This Note is being issued pursuant to that certain Credit Agreement, dated March 6, 2017, by and between Borrower and Lender (the “Credit Agreement”) and is subject to the terms and conditions of the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

2.        Interest. This Note shall bear simple interest (calculated on the basis of a 360-day year for the actual number of days elapsed) at the annual rate of twenty-two percent (22.0%) of the principal amount of this Note outstanding from time to time, and if such rate is determined to be usurious, then the rate shall be reduced to the highest legally permissible rate. Notwithstanding the foregoing, interest shall not accrue or be payable on any portion of the principal amount of this Note that constitutes Knobbe Principal (as that term is defined in the Credit Agreement). Accrued and unpaid interest shall become due and payable annually on December 31st of each year.

3.        Maturity. Subject to the conversion provisions set forth in Section 4 hereof, the outstanding principal together with any accrued but unpaid interest under this Note shall be due and payable March 6, 2022 (the “Maturity Date”). Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon written demand by Lender upon an Event of Default and so long as such Event of Default is continuing.

4.        Optional Conversion at Maturity. In the event that this Note is not paid in full on or before the Maturity Date, then at any time after the Maturity Date, the outstanding principal amount of this Note together with all accrued but unpaid interest thereon may be converted, in part or in whole, at the option of Lender, into shares of Borrower’s common stock, par value $0.001 per share (the “Common Stock”) as provided below. A conversion of any portion of this Note into shares of Common Stock shall be effected at a conversion price equal to ninety percent (90%) of the Current Market Price as of the date of such conversion (the “Conversion Price”). As used herein, the term “Current Market Price” means, generally, (y) the average VWAP for the 10 consecutive trading days ending on the Maturity Date, or (z) if the Common Stock is not listed or quoted on the NASDAQ Capital Market or another securities exchange or market, the fair value as reasonably determined by the Board of Directors of Borrower. As used herein, the term “VWAP” means, for any trading day, the volume weighted average trading price of the Common Stock for such trading day on the NASDAQ Capital Market (or if the Common Stock is no longer traded on the NASDAQ Capital Market, on such other exchange as the Common Stock are then traded). To effect a conversion under this Section 4, Lender shall provide written notice of such conversion to Borrower, along with such other documents required under Section 5 hereof, at least three Business Days prior to the date of conversion, and the written notice shall state the date on which the conversion will occur. Notwithstanding the foregoing, the total number of shares of Common Stock issued or issuable upon conversion of this Note shall not exceed an amount in excess of 19.99% of Borrower’s outstanding common stock as of the date of the issuance of this Note, unless and until Borrower obtains the approval of its stockholders as required by the applicable Marketplace Rules of NASDAQ.

5.        Mechanics of Conversion. As soon as practicable after conversion of this Note pursuant to Section 4 hereof, Lender agrees to surrender this Note for conversion at the principal office of Borrower and agrees to execute all appropriate documentation necessary to effect such conversion. As soon as practicable thereafter, Borrower, at its expense, will cause to be issued in the name of and delivered to Lender, a certificate or certificates for the number of shares of Common Stock to which Lender shall be entitled on such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel for Borrower). Such conversion shall be deemed to have been made immediately prior to the close of business on the applicable conversion date set forth in Section 4 above, regardless of whether the Note has been surrendered on such date, provided that Borrower shall not be required to issue a certificate for shares to Lender prior to the surrender of this Note. No fractional shares will be issued on conversion of this Note; in lieu of any fractional share to which Lender would otherwise be entitled, Borrower shall pay to Lender the amount of the outstanding principal balance and/or accrued interest due that is not so converted, such payment to be in cash or by check. Lender understands that Lender shall not have any of the rights of a stockholder with respect to the shares of Common Stock issuable upon conversion of any principal or accrued interest of this Note, until such principal or accrued interest is converted into capital stock of Borrower as provided herein.

6.       Payment. All payments hereunder shall be made in lawful money of the United States of America directly to Lender at the address of Lender set forth in the Credit Agreement, or at such other place or to such account as Lender from time to time shall designate in a written notice to Borrower. Borrower may prepay the outstanding amount hereof in whole or in part at any time, without penalty. All payments made under this Note shall be applied first to accrued but unpaid interest, then to payment of any outstanding Knobbe Principal, and finally to payment of the remaining outstanding principal due hereunder. Whenever any payment hereunder shall be stated to be due, or any other date specified hereunder would otherwise occur, on a day other than a Business Day then, except as otherwise provided herein, such payment shall be made, and such payment date or other date shall occur, on the next succeeding Business Day.

7.        Miscellaneous.

(a)     Assignment. Lender may assign any of its rights, duties, or obligations under this Note upon written notice to Borrower, subject to the limitations set forth in Section 6.3 of the Credit Agreement. Borrower may not, without the prior written consent of Lender, assign any rights, duties, or obligations under this Note; provided, however, Borrower may assign any rights, duties, or obligations under this Note without obtaining prior written consent in connection with a Change in Control (as defined below). The rights and obligations of Borrower and the holder of this Note shall be binding upon and benefit the permitted successors, assigns, heirs, administrators and transferees of the parties. For the purpose of this Section 7(a), a “Change in Control” shall mean the acquisition of Borrower by another entity by means of any transaction or series of related transactions to which Borrower is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding a consolidation with a wholly-owned subsidiary of Borrower, a merger effected exclusively to change the domicile of Borrower) other than a transaction or series of transactions in which the holders of the voting securities of Borrower outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in Borrower held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of Borrower or such surviving entity outstanding immediately after such transaction or series of transactions.

(b)     Amendment. Any provision of this Note may be amended, waived or modified only upon the written consent of Borrower and Lender.

(c)     Waivers. Except as otherwise set forth in this Note, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, and diligence in collection.

(d)     Cumulative Rights. No delay on the part of Lender in the exercise of any power or right under this Note shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right. Enforcement by Lender of any right or remedy for the payment hereof shall not constitute any election by Lender of remedies so as to preclude the exercise of any other remedy available to Lender.

(c)     Interpretation. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Note shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provision of this Note, or the validity or effectiveness of such provision in any other jurisdiction.

(d)     Jurisdiction. Borrower and each Lender hereby (i) submit to the exclusive jurisdiction of the courts of the State of California and the United States Federal courts of the United States sitting in the Northern District of California for the purpose of any action or proceeding arising out of or relating to this Note and any other documents and instruments relating hereto, (ii) agree that all claims in respect of any such action or proceeding may be heard and determined in such courts, (iii) irrevocable waive (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum and (iv) agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law. This Note shall be governed by the law of the State of California, without regard to choice of law principals.

(e)     Notices. Any notices or other communications hereunder shall be delivered pursuant to Section 9.3 of the Credit Agreement.

(f)     Integration. This Note and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be issued as of the Date of Issuance set forth above.

CESCA THERAPEUTICS INC.

By:
Name:
Title:

Accepted and Agreed by Lender:

BOYALIFE INVESTMENT FUND II, INC.

By:______________________________

Name:

Title:

EXHIBIT 3

Draw Notice

Date:

To:	Boyalife Investment Fund II, Inc.

From:	Cesca Therapeutics Inc.

Revolving Loan Credit Facility:	$5,000,000.00

Current Draw:	$

Balance to-Date:	$

Amount Remaining:	$

By executing below, the undersigned, in his or her capacity as an officer of Cesca Therapeutics Inc. ( “Borrower”) and not individually, hereby certifies to Boyalife Investment Fund II, Inc. ( “Lender”) that, as of the date hereof, (i) Borrower has performed and complied in all material respects with the conditions, covenants and obligations required to be performed or complied with by Borrower pursuant to Section 3 of that certain Revolving Credit Agreement by and between Borrower and Lender dated as of March 6, 2017 (the “Credit Agreement”); and (ii) the representations and warranties of Borrower set forth in the Credit Agreement are true and correct in all material respects with the same effect as though the representations and warranties had been made on the date hereof (except to the extent any such representations and warranties were made as of an earlier specified date, which representations and warranties were or are, as applicable, true and correct with respect to such specified date).

Authorized Signature:

_________________________________________

Name:

Title:

Cesca Therapeutics Inc.